UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2010

OPTELECOM-NKF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland 20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 27, 2010, Optelecom-NKF, Inc. (the “Company”) appointed Cathy Mizell to serve as the Company’s Vice President and Chief Financial Officer.  The terms of the Employment include:

•	an annual base salary of $165,000;
•
an opportunity under the Company’s incentive compensation plan to earn a cash bonus, prorated based on the number of days employed, and an opportunity to earn restricted stock and stock options under the incentive compensation plan;

•	paid time off in accordance with company policy;
•	participation in the Company’s group medical, dental, long-term and short-term disability insurance, life insurance and 401(k) plan available to employees of the Company generally;
•	six months severance if terminated by the Company without cause.

Ms. Mizell was the Controller for the Company from February 2006 through February 2008 and Global Controller from February 2008 through June 2010.  Otherwise, Ms. Mizell does not have any material relationship with the Company or its affiliates.  Prior to joining Optelecom-NKF, Inc., Ms. Mizell, 61, served as Director of Finance and Administration for SuperArray Bioscience Corporation, Finance Manager of PANBIO, Inc., Assistant Controller of CODEON Corporation, Senior Accountant of MedImmune, Inc. and Senior Accountant at Arthur Andersen, LLP. Ms. Mizell is a graduate of Mount Saint Mary’s College.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press release issued by Optelecom-NKF, Inc. on August 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

Date: August 27, 2010	By:	/s/ David Patterson
David Patterson
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

OPTELECOM-NKF, INC.
EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 99.1	Press release issued by Optelecom-NKF, Inc. on August 27, 2010